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                                                              EXHIBIT 99.(d)(12)

                                 SUPPLEMENT TO
                         INVESTMENT ADVISORY CONTRACT

               PIMCO Funds: Pacific Investment Management Series
                           840 Newport Center Drive
                        Newport Beach, California 92660

                            ________________, 1999

Pacific Investment Management Company
840 Newport Center Drive
Newport Beach, California 92660

RE:  Short-Term Portfolio
     Short-Term Portfolio II
     U.S. Government Sector Portfolio
     U.S. Government Sector Portfolio II
     Real Return Bond Portfolio
     Mortgage Portfolio
     Mortgage Portfolio II
     Investment Grade Corporate Portfolio
     High Yield Portfolio
     International Portfolio
     Emerging Markets Portfolio

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company (the "Adviser") as follows:

     1. This Trust is an open-end investment company organized as a Massachusetts business trust, and consisting of such investment Portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The PIMCO Short-Term, Short-Term II, U.S. Government Sector, U.S. Government Sector II, Mortgage, Mortgage II, Investment Grade Corporate, High Yield, International, Emerging Markets, and Real Return Bond Portfolios (the "Portfolios") are separate investment portfolios of the Trust.

     2. The Trust and the Adviser have entered into an Investment Advisory Contract ("Contract") dated November 22, 1994, as amended, pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.
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     3.   As provided in paragraph 1 of the Contract, the Trust hereby appoints the Adviser to serve as Investment Adviser with respect to the Portfolios, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Trust shall with respect to each Portfolio pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Portfolio during the preceding month, at an annual rate of 0.02%.

     5. This Supplement and the Contract shall become effective with respect to each Portfolio on ______________, 1999 and shall continue in effect with respect to each Portfolio for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Contract may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                    Very truly yours,

                                    PIMCO FUNDS: PACIFIC INVESTMENT
                                    MANAGEMENT SERIES


                                    By:  __________________________
                                           Title:

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY


By: _________________________________
    Title: